UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2022

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Mountaineer Gas Company Credit Facility

On October 20, 2022, Mountaineer Gas Company (“Mountaineer”), a West Virginia corporation and an indirect, wholly owned subsidiary of UGI Corporation (the “Registrant”), entered into that certain Third Amendment to Third Amended and Restated Credit Agreement (the “Mountaineer Amendment”) by and among Truist Bank, as administrative agent (the “Agent”), Mountaineer as borrower, and certain lenders party thereto, which amended Mountaineer’s Third Amended and Restated Credit Agreement, dated as of November 26, 2019 (as amended, the “Mountaineer Credit Agreement”).

The Mountaineer Amendment provides, among other things, that the lenders’ revolver commitments are increased from $100 million to $150 million.

The revolving credit facility includes a $20 million sublimit for the issuance of letters of credit. Mountaineer has the option to increase the commitments under the Mountaineer Credit Agreement by up to an additional $100 million, to a total of $250 million, upon the receipt of commitments from one or more lenders and subject to the terms and conditions of the Mountaineer Credit Agreement.

At Mountaineer’s election from time to time, borrowings under the Mountaineer Credit Agreement will bear interest at either (i) the base rate, defined as the highest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) the adjusted term SOFR rate for a one-month tenor plus 1%, in each case, plus the applicable margin or (ii) the adjusted term SOFR rate plus the applicable margin. The applicable margin for base rate loans ranges from 0% to 1.25%, and for SOFR loans from 1.00% to 2.25%, depending on the debt rating of Mountaineer. The adjusted term SOFR rate is defined as the term SOFR reference rate for the selected interest period, plus 0.10% per annum for a one-month interest period, 0.15% per annum for a three-month interest period, or 0.25% per annum for a six-month interest period. The Mountaineer Credit Agreement includes customary provisions with respect to the replacement of the adjusted term SOFR rate.

The Mountaineer Credit Agreement has a maturity date of November 26, 2024, and Mountaineer has the option, with the consent of the lenders, to request extension of the maturity date to November 26, 2025, and then to November 26, 2026, upon fulfillment of specified conditions precedent.

Mountaineer may voluntarily prepay its borrowings under the Mountaineer Credit Agreement, in whole or in part, without any premium or penalty. The Mountaineer Credit Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing.

The borrowings under the Mountaineer Credit Agreement are unsecured, and the obligations under the Mountaineer Credit Agreement are guaranteed by any material subsidiaries of Mountaineer. As of October 20, 2022, there are no guarantors. Proceeds of the Mountaineer Credit Agreement are available to finance the working capital needs of Mountaineer and its subsidiaries and for general corporate purposes.

The Mountaineer Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, books and records and inspection rights, maintenance of existence, compliance with laws and payment of taxes, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and sales of assets, and limitations on investments, restricted payments and transactions with affiliates.

In addition, the Mountaineer Credit Agreement requires Mountaineer to abide by certain financial covenants as follows: (i) a ratio of total debt to total capitalization of not more than 0.65 to 1.00 for the most recently completed period of four consecutive fiscal quarters and (ii) a ratio of Consolidated EBITDA of Mountaineer to Consolidated Interest Expense of not less than 2.00 to 1.00 for the most recently completed period of four consecutive fiscal quarters.

The Mountaineer Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness in excess of a threshold amount, the bankruptcy or insolvency of Mountaineer or any of Mountaineer’s subsidiaries, monetary judgment defaults in excess of a threshold amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default, the Agent may, and at the request of the requisite number of lenders shall, declare all amounts owed under the Mountaineer Credit Agreement immediately due and payable. For defaults related to insolvency, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the

Mountaineer Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Mountaineer Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Mountaineer Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Receivables Purchase Agreement

On October 21, 2022, UGI Energy Services, LLC (“UGIES”), a Pennsylvania limited liability company and an indirect, wholly owned subsidiary of the Registrant, and Energy Services Funding Corporation, a wholly owned special purpose subsidiary of UGIES (“ESFC”), entered into that certain Amendment No. 23 (the “Amendment”) to the Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the “RPA”), among UGIES, as servicer, ESFC, as seller, and PNC Bank, National Association, as issuer and administrator (“PNC”).

The Amendment provides for, among other things, (i) extending the Facility Termination Date from October 21, 2022 to October 20, 2023 and (ii) replacing LIBOR as a reference rate under the RPA with the BSBY Rate.

The RPA was entered into in conjunction with a Purchase and Sale Agreement, dated as of November 30, 2001 (as amended, supplemented or modified from time to time, the "PSA") between UGIES and ESFC. Under the RPA, UGIES transfers, on an ongoing basis and without recourse, its trade accounts receivable to ESFC. ESFC, in turn, has in the past sold, and subject to certain conditions, may from time to time in the future sell, an undivided interest in some or all of the receivables to PNC. ESFC’s and UGIES’s obligations under the RPA and PSA are secured by all receivables under the receivables pool, as well as the related security, the collections thereof and the lock-box accounts into which the proceeds thereof are to be remitted.

As amended, the scheduled termination date of the RPA is October 20, 2023, although the RPA may terminate prior to such date upon a termination event (as defined in the PSA). The RPA contains customary indemnifications by ESFC as seller and UGIES as servicer, as well as customary representations and warranties and affirmative and negative covenants applicable to ESFC as seller and UGIES as servicer for agreements of this type.

The PSA provides for customary termination events (in certain cases, with grace or cure periods), including, among other things, in the event of nonpayment of amounts due under the RPA, a representation or warranty proving to have been incorrect when made, failure to comply with covenants and limitations on certain ratios with respect to receivables, and a change of control of UGIES or ESFC.

PNC or its affiliates has in the past made, and may in the future make, loans to the Registrant or its affiliates, provide other fee-based financial services, and act in various agency roles under credit facilities of the Registrant or its affiliates. Affiliates of PNC have in the past provided, and may in the future provide, the Registrant or its affiliates with investment banking and advisory services for which they have received, and in the future may receive, customary compensation.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Mountaineer Credit Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Mountaineer Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Third Amendment to Third Amended and Restated Credit Agreement, dated as of October 20, 2022, by and among Mountaineer Gas Company, as borrower, the lenders party thereto and Truist Bank, as administrative agent, letter of credit issuer and swing line lender

10.2
Amendment No. 23, dated as of October 21, 2022, to Receivables Purchase Agreement, dated as of November 30, 2001, by and among UGI Energy Services, LLC, as servicer, Energy Services Funding Corporation, as seller, and PNC Bank, National Association, as issuer and administrator

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 26, 2022	By:	/s/ Jessica A. Milner
	Name:	Jessica A. Milner
	Title:	Assistant Secretary